LAW OFFICE OF TROY A. YOUNG

                       2 WEST DRY CREEK CIRCLE, SUITE 100
                      LITTLETON, COLORADO PostalCode80120

                            TELEPHONE (303) 734-7160
                            FACSIMILE (303) 734-7101

                                  July 14, 2006

Board of Directors
Integral Technologies, Inc.
805 W. Orchard Drive, Suite 7
Bellingham, WA 98225

     Re:     Post-Effective  Amendment  No.  2  to  Registration  Statement  No.
333-112767

Gentlemen:

     You have requested our opinion, as counsel for Integral Technologies, Inc., a Nevada corporation (the "Company"), in connection with the post-effective amendment No. 2 to a registration statement on Form SB-2, filed on Form S-3, SEC file no. 333-112767 (the "Registration Statement"), under the Securities Act of 1933, filed by the Company with the Securities and Exchange Commission for the sale of 11,556,938 shares (the "Registered Shares") of common stock, $.0001 par value (the "Common Stock"), by the selling securityholders named in the Registration Statement, including: (i) up to 8,293,336 shares of common stock held by certain selling securityholders; and (ii) up to 3,263,602 shares of common stock issuable upon exercise of common stock warrants by certain selling securityholders.

     We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing and in reliance thereon, we are of the opinion that the 8,293,336 shares of common stock held by certain selling securityholders are, and the 3,263,602 shares of common stock issuable upon exercise of common stock warrants, when issued will be, duly and validly authorized, legally issued, fully paid and non-assessable.

     This opinion is being furnished to you for your benefit and may not be relied upon by any other person without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus contained therein. By giving such consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Sincerely,

                                       LAW OFFICE OF TROY A. YOUNG

                                       /s/ Troy A. Young

                                       Troy A. Young